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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 5156249

The Registrar of Companies for England and Wales hereby certifies that

THE TF BELL COMPANY (HINCKLEY) LIMITED

having by special resolution changed its name, is now incorporated

under the name of

THE T F BELL GROUP LIMITED

Given at Companies House, Cardiff, the 21st July 2004

C05156249K

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

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DIEU ET MON DROIT

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 5156249

The Registrar of Companies for England and Wales hereby certifies that

THE TF BELL COMPANY (HINCKLEY) LIMITED

is this day incorporated under the Companies Act 1985 as a private

company and that the company is limited.

Given at Companies House, Cardiff, the 17th June 2004

N05156249J

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

HC007B